Exhibit 10.37

                           LOAN AND SECURITY AGREEMENT


         This Agreement is between the undersigned Borrowers and the undersigned Lender concerning loans and other credit accommodations to be made by Lender to Borrowers.

SECTION 1.    PARTIES

         1.1 The "Borrowers" are the corporations  identified as the Borrower in
Section 10.6(c) and their respective successors and assigns. All references to Borrowers shall mean each of them, jointly and severally, individually and collectively, and the successors and assigns of each.

         1.2 The "Lender" is The CIT Group/Credit Finance, Inc. and its successors and assigns.

SECTION 2.    LOANS AND OTHER CREDIT ACCOMMODATIONS

         2.1 Revolving Loans. Lender shall, subject to the terms and conditions contained herein, make revolving loans to each Borrower ("Revolving Loans") in amounts requested by such Borrower from time to time, but not in excess of the Net Availability, as defined in Section 2.1(c) below, for such Borrower existing immediately prior to the making of the requested loan and provided the requested loan would not cause the outstanding Obligations, as defined in Section 4.2 below, to exceed the Maximum Credit, as defined in Section 2.1(a) below.

                  (a) The "Maximum Credit" is set forth in Section 10.1(a) hereof.

                  (b) The "Gross Availability" shall be calculated at any time for each Borrower as (i) the product obtained by multiplying the outstanding amount of Eligible Accounts, as defined in Section 2.1(d) below, for such Borrower, net of all taxes, discounts, allowances and credits given or claimed, by the Eligible Accounts Percentage set forth in Section 10.1(b)(i), plus: (ii) the product(s) obtained by multiplying the applicable Eligible Inventory Percentage(s), if any, for such Borrower set forth in Section 10.1(b)(ii) by the values (as determined by Lender based on the lower of cost or market) of Eligible Inventory for such Borrower, but the amount so added shall not exceed in the aggregate (taking into account all Borrowers) any sublimits set forth in Section 10.1(c),

                  (c) The "Net Availability" shall be calculated at any time as an amount equal to the Gross Availability for all Borrowers in the aggregate minus the aggregate amount of all then-outstanding Obligations to Lender other than the then outstanding principal balance of the Term Loans, as defined in Section 2.2(a) below, if any.

                               Exhibit 10.37 - 1

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                  (d) "Eligible  Accounts" are accounts created by each Borrower in the ordinary course of its business which are and remain acceptable to Lender for lending purposes. General criteria for Eligible Accounts are set forth below but may be revised from time to time by Lender, in its sole judgment, on fifteen (15) days' prior written notice to such Borrower. Lender shall, in general, deem accounts to be Eligible
         Accounts  if:  (1)  such  accounts   arise  from  bona  fide  completed
         transactions and have not remained unpaid for more than the number of days after the invoice date set forth in Section 10.1(d); (2) the amounts of the accounts reported to Lender are absolutely owing to a Borrower and do not arise from sales on consignment, guaranteed sale or other terms under which payment by the account debtors may be conditional or contingent; (3) the account debtor's chief executive office or principal place of business is located in the United States; provided, however, that an account arising from an account debtor outside of the United States may be an Eligible Account to the extent that the sale is secured by either a letter of credit or foreign credit insurance terms acceptable to Lender in its sole discretion; (4) such accounts do not arise from progress billings retainages or bill and
         hold   sales;   (5)  there  are  no  contra   relationships,   setoffs,
         counterclaims or disputes existing with respect thereto and there are no other facts existing or threatened which would impair or delay the collectibility of all or any portion thereof; (6) the goods giving rise thereto were not at the time of the sale subject to any liens except those permitted in this Agreement; (7) such accounts are not accounts with respect to which the account debtor or any officer or employee thereof is an officer, employee or agent of or is affiliated with a
         Borrower,   directly  or  indirectly,   whether  by  virtue  of  family
         membership, ownership, control, management or otherwise; (8) such accounts are not accounts with respect to which the account debtor is the United States or any State or political subdivision thereof or any department, agency or instrumentality of the United States, any State or political subdivision, unless there has been compliance with the Assignment of Claims Act or any similar State or local law, if applicable; (9) the applicable Borrower has delivered to Lender or Lender's representative such documents as Lender may have requested pursuant to Section 5.8 hereof in connection with such accounts and
         Lender  shall  have   received  a   verification   of  such   accounts,
         satisfactory to it, if sent to the account debtor or any other obligor or any bailee pursuant to Section 5.4 hereof; (10) there are no facts existing or threatened which might result in any adverse change in the account debtor's financial condition; (11) such accounts owed by a single account debtor or its affiliates do not represent more than twenty percent (20%) of all otherwise Eligible Accounts to a Borrower (accounts excluded from Eligible Accounts solely by reason of this subsection (11) shall nevertheless be considered Eligible Accounts to the extent of the amount of such accounts which does not exceed twenty percent (20%) of all otherwise Eligible Accounts of such Borrower);
         (12) such accounts are not owed by an account debtor who is or whose affiliates are past due upon other accounts owed to a Borrower comprising more than fifty percent (50%) of the accounts of such account debtor or its affiliates owed to such Borrower; (13) such accounts are owed by account debtors whose total indebtedness to a Borrower does not exceed the amount of any customer credit limits as established, and changed, from time to time by Lender on notice to such Borrower (accounts excluded from Eligible Accounts solely by reason of this subsection (13) shall nevertheless be considered Eligible Accounts of such Borrower to the extent the amount of such accounts does not exceed such customer credit limit); (14) such accounts are

                               Exhibit 10.37 - 2

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         owed by account debtors deemed creditworthy at all times by Lender; and
         (15) in the event the account debtor is located in the State of New Jersey or the State of Minnesota, the applicable Borrower has filed a notice of business activities report with the appropriate officials in such state for the then current year.

                  (e) "Eligible Inventory" is inventory owned by a Borrower which is and remains acceptable to Lender for lending purposes and is located at one of the addresses set forth in Section 10.6(e), and is not work-in-progress. Eligible Inventory shall not include (i) inventory in the possession of a bailee, consignee, warehouseman or processor or located at a location leased by a Borrower, unless such bailee, consignee, warehouseman, processor or landlord, as applicable, delivers to Lender an agreement in form and substance satisfactory to Lender, together with such Uniform Commercial Code financing statements as Lender shall require, or (ii) inventory located at a location owned by a Borrower which is subject to a mortgage in favor of any person or entity other than Lender, unless such person or entity delivers to Lender an agreement in form and substance satisfactory to Lender.

                  (f) Lender shall have a continuing right to deduct reserves in determining the Gross Availability ("Reserves"), and to increase and decrease such Reserves from time to time, if and to the extent that, in Lender's sole judgment, such Reserves are necessary to protect Lender against any state of facts which does, or would, with notice or passage of time or both, constitute an Event of Default, as defined in Section 7.1, or have an adverse effect on any Collateral, as defined in Section
         4.3. Lender may, at its option, implement Reserves by designating as ineligible a sufficient amount of accounts or inventory which would otherwise be Eligible Accounts or Eligible Inventory so as to reduce Gross Availability by the amount of the intended Reserve.

                  (g) Subject to the terms and conditions hereof, including but not limited to the existence of sufficient Gross and Net Availability, Borrowers agree to borrow, in the aggregate, sufficient amounts from time to time so that the outstanding Revolving Loans and Term Loans, shall at all times equal or exceed the principal amount set forth in
         Section 10.1(e) as the Minimum Borrowing; provided, that if Borrowers fail to do so, interest shall nevertheless accrue on the Obligations as if Borrowers had at all times borrowed such amounts as would have been sufficient to maintain the outstanding Revolving Loans and Term Loans at an amount equal to the Minimum Borrowing (and Lender shall have the right to charge on a monthly basis each Borrower's loan account for such additional interest, pro rata, based upon the proportionate portion of the principal amount of the then current Obligations owed by each such Borrower), and provided further that such accrual shall not impose upon Lender any obligation to make loans to Borrowers to increase the outstanding Revolving Loans and Term Loans to such Minimum Borrowing.

                  (h)  If  a  voluntary  or   involuntary   petition  under  the
         bankruptcy laws of the United States is filed against any Borrower, then Lender need not make loans hereunder.

         2.2 Term Loan.

                               Exhibit 10.37 - 3

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                  (a) Any term loan and the terms of such loan made by Lender to any Borrower are set forth in Section 10.2(a) ("Initial Term Loan").

                  (b) The amount of any additional term loans available to any Borrower after the date hereof is set forth in Section 10.2(b) ("Additional Term Loans" and together with the Initial Term Loan, the "Term Loans") and repayable as set forth in Section 10.2.

                  (c) All appraisals conducted in connection with the Term Loans shall be conducted at Borrowers' expense by an independent appraiser acceptable to Lender. In addition, with respect to the Additional Term Loans, (i) Lender shall have received such appraisal at least fourteen
         (14) days prior to the date of the requested advance for such Additional Term Loan, (ii) Lender shall have received evidence satisfactory to Lender that the machinery and equipment has been purchased by a Borrower and delivered to such Borrower at one of its locations set forth in Section 10.6(e) and that such machinery and equipment is in place and operational, and (iii) Lender shall have received invoices and such other documentation as requested by Lender.

         2.3 Accommodations. Lender may, in its sole discretion, issue or cause to be issued, from time to time at any Borrower's request and on terms and conditions and for purposes satisfactory to Lender, credit accommodations consisting of letters of credit, bankers' acceptances, merchandise purchase guaranties or other guaranties or indemnities for such Borrower's account ("Accommodations"). Such Borrower shall execute and perform additional agreements relating to the Accommodations in form and substance acceptable to Lender and the issuer of any Accommodations, all of which shall supplement the rights and remedies granted herein. Any payments made by Lender or any affiliate of Lender in connection with the Accommodations shall constitute additional Revolving Loans to such Borrower.

         2.4 Certain Amounts Due On Demand. Lender may, in its sole discretion, make or permit Revolving Loans, Accommodations or other Obligations in excess of the Maximum Credit, Gross or Net Availability or applicable formulas or sublimits. All or any portion of such excess(es) shall be immediately due and payable upon Lender's demand.

SECTION 3.    INTEREST AND FEES

         3.1 Interest.

                  (a) Interest on the Revolving Loans and Term Loans shall be payable by each Borrower on the first day of each month, calculated upon the closing daily balances in the loan account of such Borrower for each day during the immediately preceding month, at the per annum rate set forth as the "Interest Rate" in Section 10.4(a). The Interest Rate shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, as defined in Section 3.1(b) below, effective as of the date of each such change. On and after any Event of Default or termination or non-renewal hereof, interest on all unpaid Obligations shall accrue at a rate equal to two percent (2%) per annum in excess of the Interest Rate otherwise payable until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against any Borrower or the exercise of any other right or remedy by Lender), and all such interest shall be

                               Exhibit 10.37 - 4

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         payable on demand. Interest shall in no month be less than the Interest
         Rate multiplied by the Minimum Loan. In no event shall charges constituting interest exceed the rate permitted under any applicable law or regulation, and if any provision of this Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to conform thereto.

                  (b) The "Prime Rate" is the rate of interest publicly announced by The Chase Manhattan Bank in New York, New York, or its successors, and assigns from time to time as its prime rate (the Prime Rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

         3.2 Closing Fee. In consideration of Lender's establishment of the credit facility described herein, Borrowers, jointly and severally, shall pay to Lender a closing fee in the amount identified in Section 10.4(c), which fee shall be fully earned and paid at Closing.

         3.3 Facility  Fee. For the initial and each renewal Term, as defined in
Section 9.1, if any, Borrowers shall pay Lender a Facility Fee equal to the amount identified in Section 10.4(d), which Facility Fee Borrowers acknowledge has been fully earned by Lender as of the commencement of the initial Term and each such renewal Term.

         3.4 Account Servicing/Collateral Handling Fee. Borrowers, jointly and severally, shall pay Lender, on the date hereof and on the first day of each calendar month period during the initial and each renewal Term, an Account Servicing/Collateral Handling Fee in the amount set forth in Section 10.4(e).

         3.5 Unused Line Fee. Borrowers shall pay Lender monthly, on the first day of each month, in arrears, an Unused Line Fee for each month during the initial and each renewal Term at the rate per annum set forth in Section 10.4(f), calculated as described in Section 10.4(f).

         3.6 Charges to Loan Account. At Lender's option, all payments of principal, interest, fees, costs, expenses and other charges provided for in this Agreement, or in any other agreement now or hereafter existing between Lender and any Borrower, may be charged on the date when due, as principal to any loan account of such Borrower maintained by Lender. Interest, fees for Accommodations, the Unused Line Fee and any other amounts payable by any Borrower to Lender based on a per annum rate shall be calculated on the basis of actual days elapsed over a 360-day year.

         3.7 Calculation of Credit Balances. For purposes of calculating any interest, fees, balances or expenses hereunder, the outstanding daily principal balance of the Revolving Loans shall be deemed to be zero in the event the outstanding daily principal balance of the Revolving Loans is a credit balance (i.e., less than zero).

SECTION 4.    GRANT OF SECURITY INTEREST

         4.1 Grant of Security Interest. To secure the payment and performance in full of all Obligations, each Borrower hereby grants to Lender a continuing security interest in and lien upon, and a right of setoff against, and each
Borrower  hereby  assigns  and  pledges  to  Lender,   all

                               Exhibit 10.37 - 5

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of such Borrower's  Collateral,  as defined in Section 4.3 below,  including any
Collateral not deemed eligible for lending purposes.

         4.2 "Obligations" shall mean any and all Revolving Loans, Term Loans, Accommodations and all other indebtedness, liabilities and obligations of every kind, nature and description owing by Borrowers to Lender and/or its affiliates, including principal, interest, charges, fees and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal Term or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, original, renewed or extended and whether arising directly or howsoever acquired by Lender including from any other entity outright, conditionally or as collateral security, by assignment, merger with any other entity, participations or interests of Lender in the obligations of any Borrower to others, assumption, operation of law, subrogation or otherwise and shall also include all amounts chargeable to any Borrower under this Agreement or in connection with any of the foregoing.

         4.3  "Collateral"  shall  mean all of the  following  property  of each
Borrower:

         All now owned and hereafter acquired right, title and interest of such Borrower in, to and in respect of all: accounts, interests in goods represented by accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; chattel paper; investment property; general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims, and existing and future leasehold interests in equipment and fixtures); documents; instruments; letters of credit, bankers' acceptances or guaranties; cash monies, deposits, securities, bank accounts, deposit accounts, credits and other property now or hereafter held in any capacity by Lender, its affiliates or any entity which, at any time, participates in Lender's financing of such Borrower or at any other depository or other institution; agreements or property securing or relating to any of the items referred to above;

         All now owned and hereafter acquired right, title and interest of such Borrower in, to and in respect of goods, including, but not limited to:

         All inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in such Borrower's business; and all names or marks affixed thereto or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof;

         All equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, equipment, motor vehicles, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (collectively, the "Equipment and Fixtures");

                               Exhibit 10.37 - 6

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         All consumer goods, farm products,  crops, timber, minerals or the like
(including oil and gas), wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description;

         All now owned and hereafter acquired right, title and interests of such Borrower in, to and in respect of any personal property in or upon which Lender has or may hereafter have a security interest, lien or right of setoff;

         All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of such Borrower, any computer service bureau or other third party; and

         All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

         Notwithstanding the foregoing, the specific Equipment and Fixtures of MBC subject to a lien in favor of Finova Capital Corporation ("Finova") as evidenced by UCC financing statement filing number 9628160343, filed with the Secretary of State of California on October 4, 1996, and UCC financing statement filing number 00020157, filed with the County Recorder of Mendocino County, California on December 12, 1996, shall not be subject to Lender's rights and remedies with respect to Collateral hereunder until the earlier of such time as MBC no longer owes any indebtedness to Finova, Finova terminates its lien on such Equipment and Fixtures or Finova otherwise agrees in writing.

SECTION 5.    COLLECTION AND ADMINISTRATION

         5.1 Collections. Each Borrower shall, at such Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other proceeds of accounts and other Collateral shall be sent to a lock box designated by and/or maintained in the name of Lender, and deposited into a bank account now or hereafter selected by Lender and maintained in the name of Lender under arrangements with the depository bank under which all funds deposited to such bank account are required to be transferred solely to Lender. Each Borrower shall bear all risk of loss of any funds deposited into such account. In connection therewith, each Borrower shall execute such lock box and bank account agreements as Lender shall specify. Any collections or other proceeds received by any Borrower shall be held in trust for Lender and immediately remitted to Lender in kind.

         5.2 Payments. All Obligations shall be payable at Lender's office set forth below or at Lender's bank designated in Section 10.6(b) or at such other bank or place as Lender may expressly designate from time to time for purposes of this Section. Lender shall apply all proceeds of accounts or other Collateral of any Borrower received by Lender and all other payments in respect of the Obligations to the Revolving Loans owed by such Borrower, whether or not then due or to any other Obligations of such Borrower then due, in whatever order or manner Lender shall determine; provided, however, that any such proceeds of accounts or other Collateral of Mendocino Brewing Company, Inc. ("MBC") may be applied by Lender to Obligations owed by any Borrower. For purposes of determining Gross and Net Availability and

                               Exhibit 10.37 - 7

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for the  calculation of Minimum  Borrowing,  remittances and other payments with respect to the Collateral and Obligations will be treated as credited to the loan account of the applicable Borrower maintained by Lender and Collateral balances to which they relate, upon the date of Lender's receipt of advice from Lender's bank that such remittances or other payments have been credited to Lender's account or in the case of remittances or other payments received directly in kind by Lender, upon the date of Lender's deposit thereof at Lender's bank, subject to final payment and collection. In computing interest charges, the loan account of each Borrower maintained by Lender will be credited with remittances and other payments the number of Business Days, as defined below, set forth in Section 10.4(b) after the day Lender has received advice of receipt of remittances in Lender's account at Lender's Bank. For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks located in states where Lender has its offices, are authorized to close.

         5.3 Loan Account Statements. Lender shall render to each Borrower monthly a loan account statement. Each statement shall be considered correct and binding upon such Borrower as an account stated, except to the extent that Lender receives, within sixty (60) days after the mailing of such statement, written notice from such Borrower of any specific exceptions by such Borrower to that statement.

         5.4 Direct Collections. Lender may, at any time, whether or not an Event of Default has occurred, without notice to or assent of any Borrower, (a) notify any account debtor that the accounts and other Collateral which includes a monetary obligation have been assigned to Lender by such Borrower and that payment thereof is to be made to the order of and directly to Lender, (b) send, or cause to be sent by its designee, requests (which may identify the sender by a pseudonym) for verification of accounts and other Collateral directly to any account debtor or any other obligor or any bailee with respect thereto, and (c) demand, collect or enforce payment of any accounts or such other Collateral, but without any duty to do so, and Lender shall not be liable for any failure to collect or enforce payment thereof. Notwithstanding the foregoing, Lender will use its best efforts to give reasonably concurrent notice to Borrowers of any action taken by Lender under this Section. At Lender's request, all invoices and statements sent to any account debtor, other obligor or bailee, shall state that the accounts and such other Collateral have been assigned to Lender and are payable directly and only to Lender.

         5.5 Attorney-in-Fact. Each Borrower hereby appoints Lender and any designee of Lender as such Borrower's attorney-in-fact and authorizes Lender or such designee, at such Borrower's sole expense, to exercise at any times in Lender's or such designee's discretion all or any of the following powers, which powers of attorney, being coupled with an interest, shall be irrevocable until all Obligations have been paid in full: (a) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or such Borrower, any and all cash, checks, commercial paper, drafts, remittances and other instruments and documents relating to the Collateral or the proceeds thereof, (b) transmit to account debtors, other obligors or any bailees notice of the interest of Lender in the Collateral or request from account debtors or such other obligors or bailees at any time, in the name of such Borrower or Lender or any designee of Lender, information concerning the Collateral and any amounts owing with respect thereto, (c) notify account debtors or other obligors to make payment directly to Lender, or notify bailees as to the disposition of Collateral, (d) take or bring, in the name of Lender or such Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection

                               Exhibit 10.37 - 8
of or other realization upon the accounts and other Collateral, (e) after an Event of Default, change the address for delivery of mail to such Borrower and to receive and open mail addressed to such Borrower, (f) after an Event of Default, extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, and (g) execute in the name of such Borrower and file against such Borrower in favor of Lender financing statements or amendments with respect to the Collateral.

         5.6 Liability. Each Borrower hereby releases and exculpates Lender, its officers, employees and designees, from any liability arising from any acts under this Agreement or in furtherance thereof, whether as attorney-in-fact or otherwise, whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct or gross negligence. In no event will Lender have any liability to any Borrower for lost profits or other special or consequential damages.

         5.7 Administration of Accounts. After written notice by Lender to any Borrower and automatically, without notice, after an Event of Default, such Borrower shall not, without the prior written consent of Lender in each instance, (a) grant any extension of time of payment of any of the accounts or any other Collateral which includes a monetary obligation, (b) compromise or settle any of the accounts or any such other Collateral for less than the full amount thereof, (c) release in whole or in part any account debtor or other person liable for the payment of any of the accounts or any such other Collateral, or (d) except in ordinary course of business consistent with past practices, grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the accounts or any such other Collateral.

         5.8 Documents. At such times as Lender may request and in the manner specified by Lender, each Borrower shall deliver to Lender or Lender's representative, as Lender shall designate, copies or original invoices, agreements, proofs of rendition of services and delivery of goods and other documents evidencing or relating to the transactions which gave rise to accounts or other Collateral, together with customer statements, schedules describing the accounts or other Collateral and/or statements of account and confirmatory assignments to Lender of the accounts or other Collateral, in form and substance satisfactory to Lender and duly executed by such Borrower. Without limiting the provisions of Section 5.7 above, each Borrower's granting of credits, discounts, allowances, deductions, return authorizations or the like will be promptly reported to Lender in writing. In no event shall any such schedule or confirmatory assignment (or the absence thereof or omission of any of the accounts or other Collateral therefrom) limit or in any way be construed as a waiver, limitation or modification of the security interests or rights of Lender or the warranties, representations and covenants of any Borrower under this Agreement. Any documents, schedules, invoices or other paper delivered to Lender by any Borrower may be destroyed or otherwise disposed of by Lender six (6) months after receipt by Lender, unless such Borrower requests their return in writing in advance and makes prior arrangements for their return at such Borrower's expense.

         5.9 Access. From time to time as requested by Lender, at the sole expense of Borrowers, Lender or its designee shall have access, prior to an Event of Default during reasonable business hours and on or after an Event of Default at any time, to all of the premises

                               Exhibit 10.37 - 9
where Collateral is located for the purposes of inspecting the Collateral, and all of each Borrower's books and records, and Borrowers shall permit Lender or its designee to make such copies of such books and records or extracts therefrom as Lender may request. Without expense to Lender, Lender may use such of each Borrower's personnel, equipment, including computer equipment, programs, printed output and computer readable media, supplies and premises for the collection of accounts and realization on other Collateral as Lender, in its sole discretion, deems appropriate. Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender at Borrowers' expense all financial information, books and records, work papers, management reports and other information in their possession regarding each Borrower. Notwithstanding the foregoing, no counsel representing any Borrower shall be required to deliver documentation to Lender which is reasonably deemed to be protected by the attorney-client privilege or attorney work product doctrine; provided, however that the foregoing exception shall not permit any counsel representing any Borrower to withhold documentation from Lender concerning (i) attorney letters to or from any Borrower's management and/or auditors with respect to litigation in connection with an audit or year-end review involving such Borrower or (ii) notices received by any Borrower or counsel representing any Borrower concerning litigation involving any Borrower.

         5.10 Environmental Audits. Not more than once annually, as requested by Lender, at the sole expense of Borrowers, each Borrower shall provide Lender, or its designee, complete access to all of such Borrower's facilities for the purpose of conducting an environmental audit of such facilities as Lender or its designees may deem necessary. Each Borrower agrees to cooperate with Lender with respect to any environmental audit conducted by Lender or its designee pursuant to this Section 5.10.

SECTION 6. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

         Borrowers hereby represent, warrant and covenant to Lender the following, the truth and accuracy of which, and compliance with which, shall be continuing conditions of the making of loans or other credit accommodations by Lender to Borrowers:

         6.1 Financial and Other Reports. Each Borrower shall keep and maintain its books and records in accordance with generally accepted accounting principles, consistently applied. Each Borrower shall, at its expense, (a) on each day on which such Borrower requests a Revolving Loan (and in no event less frequently than weekly), deliver to Lender a borrowing base certificate in the form attached hereto as Exhibit A, and (b) as soon as possible but in no event later than the third (3rd) Business Day of each week, deliver to Lender weekly inventory reports. In addition, each Borrower shall, at its expense, (a) on or before the twenty-first (21st) day of each month, deliver to Lender: true and complete monthly agings of its accounts receivable, accounts payable and notes payable, together with an accounts receivable reconciliation and an inventory reconciliation for the immediately preceding month; and (b) on or before the end of each month, monthly internally prepared interim financial statements for the immediately preceding month, all certified by the chief financial officer of Borrower. Annually, MBC shall deliver audited, consolidated and consolidating financial statements of MBC accompanied by the report and opinion thereon of independent certified public accountants acceptable to Lender, as soon as available, but in no event later than ninety (90) days after the

                               Exhibit 10.37 - 10
end of MBC's fiscal year. MBC shall, at its expense, on or before the end of each fiscal year, deliver to Lender consolidated and consolidating projections for Borrowers for the immediately following fiscal year of Borrowers accompanied by a written statement identifying the assumptions used by Borrowers in connection with the preparation of such projections. All of the foregoing shall be in such form and together with such information with respect to the business of Borrowers as Lender may in each case request.

         6.2 Trade Names. Each Borrower may from time to time render invoices to account debtors under its trade names set forth in Section 10.6(g) below after Lender has received prior written notice from such Borrower of the use of such trade names and as to which, each Borrower agrees that: (a) each trade name does not refer to another corporation or other legal entity, (b) all accounts and proceeds thereof (including any returned merchandise) invoiced under any such trade names are owned exclusively by such Borrower and are subject to the security interest of Lender and the other terms of this Agreement, and (c) all schedules of accounts and confirmatory assignments including any sales made or services rendered using the trade name shall show such Borrower's name as assignor and Lender is authorized to receive, endorse and deposit to any loan account of such Borrower maintained by Lender all checks or other remittances made payable to any trade name of such Borrower representing payment with respect to such sales or services.

         6.3 Losses. Each Borrower shall promptly notify Lender in writing of any loss, damage, investigation, action, suit, proceeding or claim relating to a material portion of the Collateral or which may result in any material adverse change in such Borrower's business, assets, liabilities or condition, financial or otherwise.

         6.4 Books and Records. Each Borrower's books and records concerning accounts and its chief executive office are and shall be maintained only at the address set forth in Section 10.6(d). Borrower's only other places of business and the only other locations of Collateral, if any, are and shall be the addresses set forth in Section 10.6(f) hereof, except such Borrower may change such locations or open a new place of business in the United States of America after thirty (30) days prior written notice to Lender. Prior to any change in location or opening of any new place of business, each Borrower shall execute and deliver or cause to be executed and delivered to Lender such financing statements, financing documents and security and other agreements as Lender may reasonably require, including, without limitation, those described in Section
6.14 below.

         6.5 Title. Each Borrower has and at all times will continue to have good and marketable title to all of the Collateral, free and clear of all liens, security interests, claims or encumbrances of any kind except in favor of Lender and except, if any, those set forth on Schedule A hereto.

         6.6 Disposition of Assets. Without the prior written consent of Lender, no Borrower shall, directly or indirectly: (a) sell, lease, transfer, assign, abandon or otherwise dispose of any part of the Collateral or any material portion of its other assets (other than sales of inventory to buyers in the ordinary course of business); (b) consolidate with or merge with or into any other entity, or permit any other entity to consolidate with or merge with or into any Borrower; or

                               Exhibit 10.37 - 11

(c) form or acquire any interest, whether equity, assets or otherwise, in any firm, corporation or other entity.

         6.7 Insurance. Each Borrower shall at all times maintain, with financially sound and reputable insurers, insurance (including, without limitation, at the option of Lender, flood insurance and, to the extent commercially reasonable, earthquake insurance) with respect to the Collateral and other assets (the "Insurance Coverage"). All such insurance policies shall be in such form, substance, amounts and coverage as may be satisfactory to Lender and shall provide for thirty (30) days' prior written notice to Lender of cancellation or reduction of coverage. Each Borrower hereby irrevocably appoints Lender and any designee of Lender as attorney-in-fact for such Borrower to obtain at such Borrower's expense, any such insurance should such Borrower fail to do so and, after an Event of Default, to adjust or settle any claim or other matter under or arising pursuant to such insurance or to amend or cancel such insurance. Each Borrower shall deliver to Lender evidence of such insurance and a lender's loss payable endorsement satisfactory to Lender as to all existing and future insurance policies with respect to the Collateral. In the event any Borrower, at any time, fails to provide Lender with evidence of the Insurance Coverage as required by this Agreement, Lender, upon five (5) days prior written notice to any Borrower, may purchase the Insurance Coverage at such Borrower's expense to protect Lender's interests in the Collateral. Such insurance may, but need not, protect such Borrower's interests, and Lender shall be under no obligation to so protect Borrower's interests. The Insurance Coverage that Lender purchases on behalf of any Borrower may not pay any claim that such Borrower makes or any claim that is made against such Borrower in connection with the Collateral. A Borrower may later cancel any Insurance Coverage purchased by Lender, but only after providing Lender with evidence that Insurance Coverage has been obtained as provided for in this Agreement. In the event Lender purchases all or any portion of the Insurance Coverage for the Collateral or as otherwise required hereunder, Borrowers will be responsible for all costs and expenses of such Insurance Coverage, including, but not limited to, interest and any other charges imposed by Lender in connection with the purchase of the Insurance Coverage, until the effective date of the cancellation or expiration of the Insurance Coverage. The costs and expenses of any Insurance Coverage purchased by Lender shall be added to Borrowers' Obligations. Each Borrower acknowledges that the cost of the Insurance Coverage purchased by Lender pursuant hereto may be more than the cost of insurance such Borrower may be able to obtain on its own. Each Borrower shall deliver to Lender, in kind, all instruments representing proceeds of insurance received by such Borrower. Lender may apply any insurance proceeds received at any time to the cost of repairs to or replacement of any portion of the Collateral and/or, at Lender's option, to payment of or as security for any of the Obligations, whether or not due, in any order or manner as Lender determines.

         6.8 Compliance With Laws. Each Borrower is and at all times will continue to be in compliance with the requirements of all material laws, rules, regulations and orders of any governmental authority relating to its business (including laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety, or environmental matters) and all material agreements or other instruments binding on such Borrower or its property. All of each Borrower's inventory shall be produced in accordance with the requirements of the Federal Fair Labor Standards Act of 1938, as amended

                               Exhibit 10.37 - 12
and all rules, regulations and orders related thereto. Each Borrower shall pay and discharge all taxes, assessments and governmental charges against such Borrower or any Collateral prior to the date on which penalties are imposed or liens attach with respect thereto, unless the same are being contested in good faith and, at Lender's option, Reserves are established for the amount contested and penalties which may accrue thereon.

         6.9 Accounts. With respect to each account deemed an Eligible Account, except as reported in writing to Lender, no Borrower has knowledge that any of the criteria for eligibility are not or are no longer satisfied. As to each account, except as disclosed in writing to Lender at the time such account arises (a) each is valid and legally enforceable and represents an undisputed bona fide indebtedness incurred by the account debtor for the sum reported to Lender, (b) each arises from an absolute and unconditional sale of goods, without any right of return or consignment, or from a completed rendition of services, (c) each is not, at the time such account arises, subject to any defense, offset, dispute, contra relationship, counterclaim, or any given or claimed credit, allowance or discount, and (d) all statements made and all unpaid balances and other information appearing in the invoices, agreements, proofs of rendition of services and delivery of goods and other documentation relating to the accounts, and all confirmatory assignments, schedules, statements of account and books and records with respect thereto, are true and correct and in all respects what they purport to be.

         6.10 Equipment. With respect to each Borrower's equipment, such Borrower shall keep the equipment in good order and repair, and in running and marketable condition, ordinary wear and tear excepted.

         6.11 Financial Covenants. Each Borrower shall at all times maintain working capital and net worth (each as determined in accordance with generally accepted accounting principles, in effect on the date hereof, consistently applied) in the amounts set forth in Sections 10.5(a) and (b) and no Borrower shall directly or indirectly, expend or commit to expend, for fixed or capital assets (including capital lease obligations) an amount in excess of the capital expenditure limit set forth in Section 10.5(c) in any fiscal year of any Borrower.

         6.12 Affiliated Transactions. No Borrower will, directly or indirectly:
(a) lend or advance money or property to, guarantee or assume indebtedness of, or invest (by capital contribution or otherwise) in any other Borrower, person, firm, corporation or other entity; (b) declare, pay or make any dividend, redemption or other distribution on account of any shares of any class of stock of such Borrower now or hereafter outstanding; (c) make any payment of the principal amount of or interest on any indebtedness owing to any officer, director, shareholder, or affiliate of such Borrower (except as specifically permitted by Section 6.17 below); (d) make any loans or advances to any officer, director, employee, shareholder or affiliate of such Borrower; or (e) enter into any sale, lease or other transaction with any officer, director, employee, shareholder or affiliate of Borrower on terms that are less favorable to such Borrower than those which might be obtained at the time from persons who are not an officer, director, employee, shareholder or affiliate of such Borrower.

         6.13 Fees and Expenses.  Borrowers shall pay, on Lender's  demand,  all costs, expenses, filing fees and taxes payable in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations,

                               Exhibit 10.37 - 13

Lender's rights in the Collateral, this Agreement and all other existing and future agreements or documents contemplated herein or related hereto, including any amendments, waivers, supplements or consents which may hereafter be made or entered into in respect hereof, or in any way involving claims or defense asserted by Lender or claims or defense against Lender asserted by any Borrower, any guarantor or any third party directly or indirectly arising out of or related to the relationship between any Borrower and Lender or any guarantor and Lender, including, but not limited to the following, whether incurred before, during or after the initial or any renewal Term or after the commencement of any case with respect to any Borrower or any guarantor under the United States Bankruptcy Code or any similar statute: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees, fees incurred in connection with any environmental report, audit or survey and search fees; (c) all fees as then in effect relating to the wire transfer of loan proceeds and other funds and fees then in effect for returned checks and credit reports; (d) all expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and any Borrower's operations, plus a per diem charge at the rate set forth in Section 10.4(g) for Lender's examiners in the field and office; and (e) the reasonable costs, fees and disbursements of in-house and outside counsel to Lender including, but not limited to, fees and disbursements incurred as a result of litigation between the parties hereto, any third party and in any appeals arising therefrom.

         6.14 Further Assurances. At the request of Lender, at any time and from time to time, at Borrowers' sole expense, each Borrower shall execute and deliver or cause to be executed and delivered to Lender, such agreements, documents and instruments, including waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords or bailees, and do or cause to be done such further acts as Lender, in its discretion, deems necessary or desirable to create, preserve, perfect or validate any security interest of Lender or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement. Each Borrower hereby authorizes Lender to file financing statements or amendments against such Borrower in favor of Lender with respect to the Collateral, without such Borrower's signature and to file as financing statements any carbon, photographic or other reproductions of this Agreement or any financing statements signed by such Borrower.

         6.15 Revolving Loan. The Revolving Loans available to each Borrower will not at any time exceed the Gross Availability for such Borrower, unless Lender has consented.

         6.16 Environmental Condition. To each Borrower's knowledge, none of any Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute. To each Borrower's knowledge, no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by any Borrower. No Borrower has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency regarding any action or omission by any Borrower resulting in the releasing, or otherwise exposing of hazardous waste or hazardous substances into the

                               Exhibit 10.37 - 14
environment. Each Borrower is in compliance (in all material respects) with all statutes, regulations, ordinances and other legal requirements pertaining to the production, storage, handling, treatment, release, transportation or disposal of any hazardous waste or hazardous substance.

         6.17 Certain Funded Indebtedness. As of the date of this Agreement, no Borrower has indebtedness for borrowed money except as set forth on Schedule B attached hereto and made a part hereof. Borrower may make payments of principal and interest to each of the lenders set forth on Schedule B hereto if, and only if, (i) no Event of Default exists and is continuing and (ii) no Event of Default would be caused by making such payment of principal or interest.

         6.18 Year 2000. Borrowers shall take all action necessary to assure that their respective computer-based systems are able to effectively process data including dates and date sensitive functions. Borrowers represent and warrant that the "Year 2000 Problem" will not result in a material adverse effect on any Borrower's business condition. Upon request, Borrowers shall provide assurances acceptable to Lender that Borrowers' computer systems and software are or will be Year 2000 compliant on a timely basis. Borrowers shall immediately advise Lender in writing of any material changes in any Borrower's Year 2000 plan, timetable or budget. The term "Year 2000 Problem" means the inability of certain computer applications to recognize and correctly perform date-sensitive functions involving certain dates prior to and after December 31, 1999.

SECTION 7.    EVENTS OF DEFAULT AND REMEDIES

         7.1 Events of Default. All Obligations shall be immediately due and payable, without notice or demand, and any provisions of this Agreement as to future loans and credit accommodations by Lender shall terminate automatically, upon the termination or non-renewal of this Agreement or, at Lender's option, upon or at any time after the occurrence or existence of any one or more of the following "Events of Default":

                  (a) Any Borrower fails to pay when due any of the Obligations or fails to perform any of the terms of this Agreement or any other existing or future financing, security or other agreement between Borrowers and Lender or any affiliate of Lender; provided, however, that Borrowers shall be entitled to a cure period of five (5) days following written notice by Lender to any Borrower for any failure by such Borrower to deliver any financial information required to be delivered under Section 6.1 above;

                  (b) Any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement or any other agreement, schedule, confirmatory assignment or otherwise, or to any affiliate of Lender, shall prove inaccurate or misleading;

                  (c) Any guarantor of the Obligations revokes, terminates or fails to perform any of the terms of any guaranty, endorsement or other agreement of such party in favor of Lender or any affiliate of Lender;

                  (d) Any judgment or judgments aggregating in excess of $50,000 not covered by insurance (such insurance coverage being reasonably satisfactory to Lender in its sole

                               Exhibit 10.37 - 15
         discretion in all cases) or any injunction or attachment is obtained against any Borrower or any guarantor which remains unstayed for a period of ten (10) days or is enforced;

                  (e) Any Borrower or any guarantor or a general partner of a guarantor or Borrower (which is a partnership), being a natural person, dies, or Borrower or any guarantor which is a partnership or corporation, is dissolved, or any Borrower or any guarantor which is a corporation fails to maintain its corporate existence in good standing, or the usual business of any Borrower or any guarantor ceases or is suspended;

                  (f) Any change in the chief executive officer or controlling ownership (or equivalent executive positions) of any Borrower;

                  (g) Any Borrower or any guarantor becomes insolvent, makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a general meeting of its creditors or principal creditors;

                  (h) Any petition or application for any relief under the bankruptcy laws of the United States now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed by or against Borrower or any guarantor; provided, however, if any of the above actions are filed on an involuntary basis against a Borrower or Guarantor, and such Borrower or Guarantor shall not acquiesce thereto, such Borrower or Guarantor, as the case may be, shall have sixty (60) days after the date of such filing to terminate or dismiss such action; provided, however, that Lender shall have no obligation to lend any funds to any Borrower during such sixty (60) day period;

                  (i) The indictment or threatened indictment of any Borrower or any guarantor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of such Borrower or such guarantor;

                  (j) Any default or event of default occurs on the part of any Borrower under any agreement, document or instrument to which such Borrower is a party or by which such Borrower or any of its property is bound, creating or relating to any indebtedness of such Borrower to any person or entity other than Lender if the effect of such default is to accelerate, or to permit the acceleration of, the maturity of all or any part of such indebtedness, or all or any part of any such indebtedness shall be declared to be due and payable or required to be prepaid or any other reason, in either event prior to the stated maturity thereof;

                  (k) Lender in good faith believes that either (i) the prospect of payment or performance of the Obligations is impaired or (ii) the Collateral is not sufficient to secure fully the Obligations; or

                               Exhibit 10.37 - 16

                  (l) Any material change occurs in the nature or conduct of any Borrower's business.

         7.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Lender shall have all rights and remedies provided in this Agreement, any other agreements between any Borrower and Lender, the Uniform Commercial Code or other applicable law, all of which rights and remedies may be exercised without notice to Borrowers, all such notices being hereby waived, except such notice as is expressly provided for hereunder or is not waivable under applicable law. All rights and remedies of Lender are cumulative and not exclusive and are enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions and in any order Lender may determine. Without limiting the foregoing, Lender may (a) accelerate the payment of all Obligations and demand immediate payment thereof to Lender,
(b) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (c) require any Borrower, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (d) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (e) extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all accounts or other Collateral which includes a monetary obligation and discharge or release the account debtor or other obligor, without affecting any of the Obligations, (f) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, by public or private sales at any exchange, broker's board, any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower, which right or equity of redemption is hereby expressly waived and released by Borrowers. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, seven (7) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

         7.3 Application of Proceeds. Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of any of the Obligations, in whole or in part (including reasonable attorneys' fees and legal expenses incurred by Lender with respect thereto or otherwise chargeable to Borrowers) and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency together with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including reasonable attorneys' fees and legal expenses.

                               Exhibit 10.37 - 17

         7.4 Lender's Cure of Third Party Agreement Default. Lender may, at its option, cure any default by any Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against any Borrower, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and pay any amount, incur any expense or perform any act which, in Lender's sole judgment, is necessary or appropriate to preserve, protect, insure, maintain, or realize upon the Collateral. Lender may charge any Borrower's loan account for any amounts so expended, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment, bonding or discharge, and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower.

SECTION 8.    JURY TRIAL WAIVER; CERTAIN OTHER WAIVERS AND CONSENTS

         8.1 JURY TRIAL WAIVER. BORROWERS AND LENDER EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY ANY OF THEM AGAINST ANY OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTUOUS CONDUCT BY ANY BORROWER OR LENDER, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN ANY BORROWER AND LENDER. IN NO EVENT WILL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         8.2 Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any kind, nature or description in any action or proceeding instituted by Lender with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto, except compulsory counterclaims.

         8.3 Jurisdiction. Each Borrower hereby irrevocably submits and consents to the nonexclusive jurisdiction of the State and Federal Courts located in the State in which the office of Lender designated in Section 10.6(a) is located and any other State where any Collateral is located with respect to any action or proceeding arising out of this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating thereto. In any such action or proceeding, each Borrower waives personal service of the summons and complaint or other process and papers therein and agrees that the service thereof may be made by mail directed to such Borrower at its chief executive office set forth herein or other address thereof of which Lender has received notice as provided herein, service to be deemed complete five (5) days after mailing, or as permitted under the rules of either of said Courts. Any such action or proceeding commenced by any Borrower against Lender will be litigated only in a Federal Court located in the district, or a State Court in the State and County, in which the office of Lender designated in Section 10.6(a) is located and each Borrower waives any objection based on forum non conveniens and any objection to venue in connection therewith.

         8.4 No Waiver by Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. A waiver by Lender of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right

                               Exhibit 10.37 - 18
or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

SECTION 9.    TERM OF AGREEMENT; MISCELLANEOUS

         9.1 Term. This Agreement shall only become effective upon execution and delivery by Borrowers and Lender and shall continue in full force and effect for a term set forth in Section 10.7 from the date hereof and shall be deemed automatically renewed for successive terms of equal duration thereafter (each a "Term") unless terminated as of the end of the initial or any renewal term by either party giving the other written notice at least sixty (60) days' prior to the end of the then-current Term.

         9.2 Early Termination. At any time prior to the end of the then current Term, Borrowers may terminate this Agreement by giving Lender at least thirty
(30) days but no more than seventy-five (75) days prior written notice and payment in full of all of the Obligations as provided herein, including, but not limited to, the Early Termination Fee, described hereinbelow, the unpaid Facility Fee, described hereinbelow, and any other fees. Lender shall also have the right to terminate this Agreement at any time upon or after the occurrence of an Event of Default. If Lender terminates this Agreement upon or after the occurrence of an Event of Default, Borrowers shall pay Lender forthwith, in full, payment of all Obligations, including, but not limited to, the Early
Termination Fee, the Facility Fee and any other fees. In view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits, the "Early Termination Fee" shall be equal to:

                  (a) if such termination occurs prior to the first anniversary of the date hereof, an amount equal to three percent (3%) of the Maximum Credit; or

                  (b)  if  such  termination   occurs  on  or  after  the  first
         anniversary of the date hereof, an amount equal to one percent (1%) of the Maximum Credit,

plus, if Borrowers so terminate this Agreement and repay the Obligations without having provided Lender with at least thirty (30) days' prior written notice thereof, an additional amount equal to thirty (30) days of interest at the applicable Interest Rate based on the average outstanding amount of the Obligations for the six (6) month period immediately preceding the date of termination. Notwithstanding anything contained in this Section 9.2 to the contrary, no Early Termination Fee shall be charged to Borrowers if either party terminates this Agreement pursuant to the terms of Section 9.1 hereof.

         9.3 Additional Costs Collateral. Upon termination of this Agreement by Borrowers, as permitted herein, in addition to payment of all Obligations which are not contingent, Borrowers shall deposit such amount of cash collateral as Lender determines is necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees, in connection with any open Accommodations or remittance items or other payments provisionally credited to the Obligations and/or to which Lender has not yet received final and indefeasible payment.

                               Exhibit 10.37 - 19

         9.4 Notices. Except as otherwise provided, all notices, requests and demands hereunder shall be (a) made to Lender at its address set forth in
Section 10.6(a) and to each Borrower at its chief executive  office set forth in
Section 10.6(d), or to such other address as a party may designate by written notice to the others in accordance with this provision, and (b) deemed to have been given or made: if by hand, immediately upon delivery; if by telex, telegram or telecopy (fax), immediately upon receipt on a Business Day; if by overnight delivery service, on the Business Day after dispatch; and if by first class or certified mail, three (3) days after mailing.

         9.5 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable.

         9.6 Entire Agreement; Amendments; Assignments. This Agreement contains the entire agreement of the parties as to the subject matter hereof, all prior commitments, proposals and negotiations concerning the subject matter hereof being merged herein. Neither this Agreement nor any provision hereof shall be amended, modified or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that any obligation of Lender under this Agreement shall not be assignable nor inure to the respective successors and assigns of Borrowers.

         9.7 Discharge of Borrowers. No termination of this Agreement shall relieve or discharge Borrowers of their Obligations, grants of Collateral, duties and covenants hereunder or otherwise until such time as all Obligations to Lender have been indefeasibly paid and satisfied in full, including, without limitation, the continuation and survival in full force and effect of all security interests and liens of Lender in and upon all then existing and thereafter-arising or acquired Collateral and all warranties and waivers of Borrowers.

         9.8 Usage. All terms used herein which are defined in the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement and all references to the singular or plural herein shall also mean the plural or singular, respectively.

         9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the office of Lender set forth in
Section 10.6(a) below is located.

         9.10 Reimbursement Among Each Borrower. To the extent that any Borrower shall be required to pay a portion of the Obligations which shall exceed the amount of loans, advances or other extensions of credit received by any such Borrower and all interest, costs, fees and expenses attributable to such loans, advances or other extensions of credit, then such Borrower shall be reimbursed by each other Borrower for the amount of such excess pro rata, based on their respective receipt of such loans, advances and extensions of credit. This
Section 9.10 is intended only to define the relative rights of each Borrower among Borrowers and nothing set forth in this Section 9.10 is intended to or shall impair the obligations of Borrowers, jointly and

                               Exhibit 10.37 - 20
severally, to pay the Obligations to Lender as and when the same shall become due and payable in accordance with the terms hereof.

         9.11 Joint and Several Liability. The liability of Borrowers under this Agreement and the other agreements, documents or instruments delivered in connection herewith in general shall be joint and several, and each reference herein to Borrowers shall be deemed to refer to each such Borrower. In furtherance and not in limitation of Lender's rights and remedies hereunder or at law, Lender may proceed under this Agreement and the other agreements, documents or instruments delivered in connection herewith against any one or more Borrowers in its absolute and sole discretion for any of the Obligations.

SECTION 10.    ADDITIONAL DEFINITIONS AND TERMS

         10.1 Financing Terms.

                  (a)      Maximum Credit:                    $3,000,000

                  (b)      Gross Availability Formulas:

                           (i)      Eligible Accounts
                                    Percentage:               80%;   provided  such   percentage   may  be
                                                              reduced  by  Lender  in its sole  discretion
                                                              if  the  rolling  average  of  the  accounts
                                                              dilution  percentage  measured  over any six
                                                              (6) month    period    applicable   to   the
                                                              Eligible   Accounts  is  greater   than  six
                                                              percent (6%).

                           (ii)     Eligible Inventory
                                    Percentage:               60%   of   acceptable   and   eligible   raw
                                                              material and finished goods inventory.

                  (c)      Sublimits(s):                      N/A

                  (d)      Maximum days after Invoice
                           Date for Eligible Accounts:        90 days

                  (e)      Minimum Borrowing:                 $1,000,000


         10.2 Term Loan:

                  (a) Initial Term Loan: An Initial Term Loan shall be made to Borrowers on the date hereof in the aggregate amount of One Million Four Hundred Eighty-Three Thousand Nine Hundred Sixty-Eight and xx/100 Dollars ($1,483,968). The Initial Term Loan shall be repayable in immediately available funds, in sixty (60) consecutive monthly installments (or earlier, as hereinafter provided) by RBC, each in the amount

                               Exhibit 10.37 - 21
         of Twenty Four Thousand Seven Hundred Thirty-Three and xx/100 Dollars ($24,733), commencing March 24, 1999 and on the first day of each month thereafter; provided, that notwithstanding the foregoing, the then unpaid balance thereof shall be due and payable in full on the date of the expiration the Term.

                  (b)  Additional Term Loans:        N/A

         10.3 Reserved.

         10.4 Interest, Fees & Charges:

                  (a)  Interest Rate:                Prime  Rate plus  2.25% per
                                                     annum.

                  (b)  Clearance:                    Three (3) Business Days

                  (c)  Closing Fee:                  N/A

                  (d)  Facility Fee:                 0.25% of the Maximum Credit
                                                     at    closing    of    this
                                                     Agreement  and 0.50% of the
                                                     Maximum   Credit   at  each
                                                     anniversary  of  closing of
                                                     this Agreement

                  (e)  Account Servicing/
                       Collateral Handling Fee:      N/A

                  (f)  Unused Line Fee:              N/A

                  (g)  Field Examination per diem
                       charge per examiner per day:  $650

         10.5 Financial Covenants:

                  (a)  Working Capital:              N/A

                  (b)  Net Worth:                    N/A

                  (c)  Capital Expenditures:         N/A

         10.6     (a)  Lender's Office:              10 South LaSalle Street
                                                     Chicago, Illinois  60603

                  (b)  Lender's Bank:                Bank of America, Illinois
                                                     231 South LaSalle Street
                                                     Chicago, Illinois  60697

                  (c)      Borrowers:

                           (i) Mendocino Brewing Company, Inc.,

                               Exhibit 10.37 - 22



                               a California corporation ("MBC")

                          (ii) Releta  Brewing   Company  LLC,  a  Delaware
                               limited liability company ("RBC")


                 (d)       (i) Borrowers' Chief Executive     MBC: 13351 Highway 101 South
                               Office:                             P.O. Box 400
                                                                   Hopland, CA 95449

                                                              RBC:  131 Excelsior Avenue
                                                                    Saratoga Springs, NY 12866

                          (ii) Borrowers' Principal Place of  MBC: 1601 Airport Road
                               Business                            Ukiah, CA 95482

                                                              RBC: See (d)(i) above

                 (e) Locations of Eligible Inventory          1601 Airport Road
                     Collateral:                              Ukiah, CA 95482

                                                              131 Excelsior Avenue
                                                              Saratoga Springs, NY 12866

                                                              20 Prospect Street
                                                              Ballston Spa, NY 12020

                                                              13351 Highway 101 South
                                                              P.O. Box 400
                                                              Hopland, CA  95449

                 (f) Borrowers' Other Offices and             N/A
                     Locations of Collateral:

                 (g) Borrower's Trade Names for               MBC:    Mendocino Brewing
                     Invoicing:                                         Company
                                                                      Mendocino Brewing
                                                                        Company Tavern
                                                                      Mendocino Brewing Shop
                                                                      Carmel Brewing Company

                                                              RBC: Ten Springs Brewing
                                                                     Company


        10.7     Term:                                        Two (2) Years

                               Exhibit 10.37 - 23

        IN WITNESS WHEREOF, Borrowers and Lender have duly executed this Loan and Security Agreement as of this 24th day of September, 1998.

                                                  BORROWERS:

                                                  MENDOCINO BREWING COMPANY,
                                                   INC.


                                                  By: /s/ P.A. Murali
                                                      --------------------------
                                                  Title: Secretary
                                                         -----------------------


                                                  RELETA BREWING COMPANY LLC


                                                  By: /s/ P.A. Murali
                                                      --------------------------
                                                  Title: Secretary
                                                         -----------------------


                                                  LENDER:

                                                  THE CIT GROUP/CREDIT FINANCE,
                                                  INC.


                                                  By: /s/ Richard Simons
                                                      --------------------------
                                                  Title: Senior Vice President
                                                         -----------------------

                               Exhibit 10.37 - 24

                                                             EXHIBIT A

                                                    BORROWING BASE CERTIFICATE


                                                         COLLATERAL REPORT

THE CIT GROUP/CREDIT FINANCE, INC.
Date: ___________________ Report # ____________________ Period Covered _______________ to _______________


ACCOUNTS RECEIVABLE


1.       Balance brought forward:                                                    $____________
         (Previous Report #__________ Date __________)

         ADDITIONS
2.       New Sales (gross)                              $____________(+)
3.       Miscellaneous debits                            ____________(+)          $____________(+)

         DEDUCTIONS
4.       Collections (net cash)                         $____________(-)
5.       Discounts allowed                               ____________(-)
6.       Credit memos                                    ____________(-)
7.       Miscellaneous credits                           ____________(-)          $____________(-)
8.       Gross balance this report                                                   $____________

         INELIGIBLES
9.       Over _____ days past invoice date              $____________(-)
10.      Cross-age (_____%)                              ____________(-)
11.      Contras                                         ____________(-)
12.      Others (per attached schedule)                  ____________(-)           ____________(-)
13.      TOTAL ELIGIBLE RECEIVABLES                                                  $____________
14.      BORROWING BASE VALUE (_____% of                                                                             $____________
         line 13)

INVENTORY
(Note:  Multiple advance rates use Attachment I)

15.      Balance brought forward:                                                    $____________
         (Previous Report #_________

                                                        Exhibit 10.37 - A1



          Date    __________)
16.      Additions                                                                $____________(+)
17.      Deductions                                                                ____________(-)
18.      Gross Balance this Report                                                   $____________

         INELIGIBLES
19.      Slow-moving/obsolete items                      ____________(-)
20.      Consignments                                    ____________(-)
21.      In-transit                                      ____________(-)
22.      Others (per attached schedule)                  ____________(-)          $____________(-)
23.      TOTAL ELIGIBLE INVENTORY                                                    $____________
24.      BORROWING BASE VALUE (_____% of line 23 or see Attachment I)                                                $____________
25.      Inventory Sublimit                                                                                           ____________
26.      Maximum Inventory Advance (Lesser of lines 24 and 25)                                                       $____________

OTHERS

27.      BORROWING BASE VALUE (see                                                                                   $____________
         Attachment I)
28.      TOTAL BORROWING BASE (14 + 26 + 27) Not Exceeding Facility Limit $__________(A)                          $____________(B)

BORROWING BASE RESERVED

29.      Letter-of-Credit                                 $_____________
30.      Other                                             _____________
31.      Other                                             _____________
32.      TOTAL BORROWING BASE RESERVED THIS REPORT                                                                   $____________
33.      EXCESS BORROWING BASE (Lesser of 28A and 28B minus 32)                                                      $____________

LOANS OUTSTANDING

34.      Loan Balance (Previous Report #__________ Date __________)                  $____________
35.      Less:  Collections- A/R__________
36.                  - non A/R __________                                          ____________(-)

                                                        Exhibit 10.37 - A2



37.      Add:  New Advances                                                        ____________(+)
38.      Ending Loan Balance this report (34 minus 36 plus 37)                                                       $____________
39.      Excess/(Short) Borrowing Base                                                                               $____________
         (Lesser of 28A and 28B minus 32 and 38)

TERM LOANS

40.      Balance this Report                                                                                         $____________

TOTAL LOANS OUTSTANDING THIS REPORT

41.      (Lines 38 and 40)                                                                                           $____________


Pursuant to, and in accordance with, the terms and provisions of that certain Loan and Security Agreement ("Agreement"), between The CIT Group/Credit Finance, Inc. ("Secured Party") and ___________________________ ("Borrower"), Borrower is
executing and delivering to Secured Party this Collateral Report accompanied by supporting data (collectively referred to as "Report"). Borrower warrants and represents to Secured Party that this Report is true, correct, and based on information contained in Borrower's own financial accounting records. Borrower, by the executing of this Report, hereby ratifies, confirms and affirms as of the terms, conditions and provisions of the Agreement, and further certifies on this _____ day of _____________, 19___, that the Borrower is in compliance with said Agreement.


                           Borrower: ___________________________________________

                                 By: ___________________________________________

                              Title: ___________________________________________

                               Exhibit 10.37 - A3

                                                         ATTACHMENT I


THE CIT GROUP/CREDIT FINANCE, INC.

Date:___________________ Report #____________________

INVENTORY
(Applicable if more than one rate of advance)

Category of Inventory                                  ___________     __________     __________     __________
Rate of Advance                                        ___________     __________     __________     __________      TOTAL
                                                                                                                   ----------


42.       Balance brought forward:                     ___________     __________     __________     __________     __________
43.       Previous Report #:__________
44.       Date:_______________
45.       Additions                                    ___________     __________     __________     __________     __________
46.       Deductions                                   ___________     __________     __________     __________     __________
47.       Gross Balance this Report                    ___________     __________     __________     __________     __________

INELIGIBLES

48.       Slow-moving/obsolete items                   ___________     __________     __________     __________     __________
49.       Consignments                                 ___________     __________     __________     __________     __________
50.       In-transit                                   ___________     __________     __________     __________     __________
51.       Others (per attached schedule)               ___________     __________     __________     __________     __________
52.       TOTAL ELIGIBLE INVENTORY                     ___________     __________     __________     __________     __________
53.       BORROWING BASE VALUE                         ___________     __________     __________     __________     __________
          (carried over to Line 24 of main
          Collateral Report)

OTHERS
(Applicable if other collateral used for Revolving Loan)

                                                      Collateral         Advance       Borrowing
                                                         Value            Rate        Base Value
                                                         -----            ----        ----------

54.       Notes Receivable                             ___________     __________     __________
55.       Machinery & Equipment                        ___________     __________     __________
56.       Real Estate                                  ___________     __________     __________
57.       Letter-of-Credit                             ___________     __________     __________
58.       Others _________________________________     ___________     __________     __________

                                                      Exhibit 10.37 - A4



59.       Sub-total                                    ___________     __________     __________

UNAPPLIED CASH

60.       Collections not applied to loan and collateral
          $
61.       Borrowing Base Value=Unapplied Cash X (100% - Advance Rate %)               __________
62.       TOTAL (59 + 61)                                                            $__________
          (carried over to Line 27 of main Collateral Report)

                                                      Exhibit 10.37 - A5

                              ACCOUNTS RECEIVABLE RECONCILIATION

                                            COMPANY _________________________
                                         MONTH ENDING _________________


                                                      Daily Collateral
                                                           Report             Aged Trial         General Ledger
                                                           ------               Balance              Balance
                                                    (#________________ )      ----------         --------------
Accounts Receivable Balance                         $ __________   $ __________   $ __________

Reconciling Items:

1. _______________________________________________    __________     __________     __________

2. _______________________________________________    __________     __________     __________

3. _______________________________________________    __________     __________     __________

4. _______________________________________________    __________     __________     __________

5. _______________________________________________    __________     __________     __________

6. _______________________________________________    __________     __________     __________

                                                    $ __________   $ __________   $ __________
                                                      Aged Trial   General Ledger   Financial
                                                     Balance Total    Balance       Statement
                                                       (Note 1)       (Note 2)       Balance
                                                                                    (Note 3)

Date: _______________________________________________ By: __________
                                                      Title: _________

Reconciliation Notes:      1. Daily Collateral Report to the Accounts Receivable Aging.
                           2. Accounts Receivable Aging to the General Ledger Balance.
                           3. General Ledger Balance to the Financial Statements.

                                      Exhibit 10.37 - A6



                            INVENTORY RECONCILIATION

                                            COMPANY _________________________
                                         MONTH ENDING _________________

                                                   Daily Collateral
                                                        Report       Detail or
                                                   (#____________) Summary Report General Ledger
                                                        Balance       Balance        Balance
                                                        -------       -------        -------

Inventory Balance                                   $ __________   $ __________   $ __________

Reconciling Items:

1. _______________________________________________    __________     __________     __________

2. _______________________________________________    __________     __________     __________

3. _______________________________________________    __________     __________     __________

4. _______________________________________________    __________     __________     __________

5. _______________________________________________    __________     __________     __________

6. _______________________________________________    __________     __________     __________

                                                    $ __________   $ __________   $ __________
                                                      Detail or     General Ledger  Financial
                                                    Summary Report     Balance      Statement
                                                       Balance                       Balance
                                                      (Note 1)        (Note 2)       (Note 3)

Date: _______________________________________________ By: __________
                                                      Title: _________

Reconciliation Notes:      1. Daily Collateral Report to the Detail or Summary Report Balance.
                           2. Detail or Summary Report Balance to the General Ledger  Balance.
                           3. General Ledger Balance to the Financial Statements.

                                      Exhibit 10.37 - A7

                                          SCHEDULE A

                                        Permitted Liens



I.       Mendocino Brewing Company Inc.

                Secured Party            File Number  Date Filed  Collateral
                -------------            -----------  ----------  ----------

         A. Finova Capital Corporation   9628160343   10/04/96   Equipment

         B. Finova Capital Corporation   00020157     12/12/96   Equipment

         C. Savings Bank of Mendocino    9630260566   10/23/96   Blanket lien

         D. Savings Bank of Mendocino    00018459     11/07/96   Fixture Filing

         E. Safeco Credit Co., Inc.      9705660610   02/18/97   Forklift

         F. Trinity Capital Corporation  9815460979   06/01/98   Computers

         G. The Manifest Group           Will be filed ~09/98    Depalitizer

         H. The Manifest Group           Will be filed ~09/98    Digital
                                                                 Gehaltemeter
                                                                 and accessories



II.      Releta Brewing Company LLC

                Secured Party            File Number  Date Filed  Collateral
                -------------            -----------  ----------  ----------

         A. Associates Leasing, Inc.     98-1200      04/23/98   Forklifts (2)

         B. Associates Leasing, Inc.     079747       04/14/98   Forklifts (2)

                                      Exhibit 10.37 - A8

                                          SCHEDULE B

                                      Funded Indebtedness


I.       Mendocino Brewing Company Inc.

                                                         Approx. Amount
            Lender                                   Outstanding (09/01/98)
            ------                                   ----------------------

         A. Finova Capital Corporation                  $1,669,846.70

         B. Savings Bank of Mendocino                   $2,733,110.62

         C. United Breweries of America Inc.            $  975,487.88

         D. Safeco Credit Co., Inc.                     $   13,566.39

         E. Trinity Capital Corporation                 $   17,572.64

         F. The Manifest Group                          $   13,793.50

         G. Colonial Pacific Leasing                    $  118,608.43

II.      Releta Brewing Company LLC


         A. Associates Leasing, Inc.                    $   43,710.15

                                      Exhibit 10.37 - A9